UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2025

Atea Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39661	46-0574869
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Franklin Street

Suite 2100

Boston, MA 02110

(Address of principal executive offices) (Zip Code)

(857) 284-8891

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AVIR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 16, 2025, Atea Pharmaceuticals, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Bradley L. Radoff, JEC II Associates, LLC and certain other affiliated entities and natural persons party thereto (collectively, the “Radoff-JEC Signatories”). Pursuant to the Agreement, Mr. Radoff has withdrawn his notice of his intention to nominate certain individuals for election as Class II directors to the Company’s Board of Directors (the “Board”) at the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”).

In connection with the Agreement, the Company agreed, among other things, to appoint Howard H. Berman, Ph.D. (the “New Director”) as a Class III director to the Board, effective immediately following the 2025 Annual Meeting (the “Effective Time”), with a term expiring at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”). Pursuant to the Agreement, Dr. Berman will serve as an observer to the Board following the execution and delivery of the Agreement and until Dr. Berman’s appointment to the Board. Additionally, pursuant to the Agreement, Franklin Berger will not stand for reelection to the Board as a Class I director when his term expires at the Company’s 2027 annual meeting of stockholders (the “2027 Annual Meeting”).

In connection with the Agreement, the Radoff-JEC Signatories have agreed to abide by certain customary standstill restrictions and voting commitments that will remain effective from April 16, 2025 until the earlier of (i) the date that is 30 days prior to the notice deadline for stockholder nominations of director candidates for election to the Board at the 2026 Annual Meeting and (ii) the date that is 120 days prior to the first anniversary of the 2025 Annual Meeting (provided that the Company must provide sufficient notice to the Radoff-JEC Signatories in the event the Company determines to advance or delay the 2026 Annual Meeting so that the Radoff-JEC Signatories continue to have no fewer than 30 days to submit a notice of intention to nominate individuals for election at the 2026 Annual Meeting during the applicable period under the Company’s bylaws) (the “Restricted Period”). The Agreement will terminate at the end of the Restricted Period.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On April 17, 2025, the Company announced that its cash, cash equivalents and marketable securities as of March 31, 2025 were $425.4 million.

The foregoing is estimated preliminary financial information as of March 31, 2025, which is based on the information available to the Company at this time. The Company’s financial closing procedures for the first quarter 2025 are not yet complete and, as a result, actual results may vary from the estimated preliminary information presented here due to the completion of the Company’s financial closing procedures. The estimated preliminary financial information has not been audited or reviewed by the Company’s independent registered public accounting firm and should not be viewed as a substitute for the Company’s final interim financial statements. Accordingly, you should not place undue reliance on this preliminary data.

The information contained in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in Item 1.01 is incorporated by reference herein.

On April 16, 2025, the Board appointed Howard H. Berman, Ph.D. as a Class III director of the Company, effective at the Effective Time. Following the execution and delivery of the Agreement and until Dr. Berman’s appointment to the Board, Dr. Berman shall serve as an observer to the Board. The Board expects to appoint Dr. Berman to at least one of its standing committees, however the relevant committee(s) have not been determined as of the date of this filing. The Company will file an amendment to this Current Report on Form 8-K containing any committees to which Dr. Berman is appointed in connection with his appointment to the Board within four business days after such information becomes available.

Howard H. Berman, Ph.D., is the founder of Coya Therapeutics Inc. (Nasdaq: COYA), a clinical-stage biotechnology company developing treatments focused on the potential therapeutic advantages of regulatory T cells, where he has served as a director since March 2020 and as Executive Chair since November 2024 and previously served as Chief Executive Officer and Chairman of the Board from March 2020 to November 2024. Prior to founding Coya Therapeutics, he served as the Founder and a former board member of Imaware Inc., a private at-home health testing and diagnostics company. Previously, he has also held senior medical liaison roles at AbbVie Inc., Eli Lilly and Co. and Novartis Pharmaceuticals. Dr. Berman holds a Bachelor of Science in Biology from the University of Michigan and both a master’s degree and Ph.D. in Neuroscience and Pharmacology from Weill Cornell Medical College. We believe Dr. Berman’s extensive leadership experience at a public biotechnology company will be a valuable asset to the Board.

Dr. Berman will be compensated consistent with the Company’s Non-Employee Director Compensation Program, which was filed as Exhibit 10.1 the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 and provides that Dr. Berman will receive an annual cash retainer of $45,000 as well as certain equity awards. Dr. Berman will receive an initial option to purchase 164,800 shares of the Company’s common stock which vests in thirty-six equal monthly installments following the date of grant and Dr. Berman will be entitled to future “Subsequent Awards” as provided for in the Non-Employee Director Compensation Program. The Company expects to enter into the Company’s standard form of indemnification agreement with Dr. Berman.

In addition, on April 16, 2025, in connection with the Agreement, Franklin Berger informed the Board that he would retire following the end of his current term as a Class I director at the 2027 Annual Meeting.

Item 7.01 Regulation FD Disclosure.

On April 17, 2025, the Company announced that the Board had approved a share repurchase program (the “Repurchase Program”) with authorization to repurchase shares of the Company’s common stock having an aggregate value of up to $25.0 million.

Repurchases under the Repurchase Program may be made in the open market, in privately negotiated transactions or otherwise, with the amount and timing of repurchases to be determined at the Company’s discretion, depending on market conditions and corporate needs. Open market repurchases will be structured to occur in accordance with applicable federal securities laws, including within the pricing and volume requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The Company also intends, from time to time, to enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization.

The Company expects to fund repurchases with existing cash, cash equivalents, and marketable securities.

Also on April 17, 2025, the Company issued a press release announcing the changes to the Board, the Company’s entry into the Agreement and the Repurchase Program. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly provided by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this Current Report on Form 8-K include but are not limited to statements regarding future results of operations and financial position, including the anticipated appointment of Dr. Berman to the Board and any committees on which he will sit, repurchases under the Repurchase Program, the Company’s cash, cash equivalents and marketable securities balance as of March 31, 2025, the completion of the Company’s financial closing procedures and final financial results for the quarter ended March 31, 2025. When used herein, words including “expected,” “should,” “anticipated,” “believe.” “will,” “plans”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Atea’s current expectations and various assumptions. Atea believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Atea may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, uncertainties inherent in the drug discovery and development process and the regulatory submission or approval process, unexpected or unfavorable safety or efficacy data or results observed during clinical trials or in data readouts; delays in or disruptions to clinical trials or our business; our reliance on third parties over which we may not always have full control, our ability to manufacture sufficient commercial product, competition from approved treatments for HCV, as well as the other important factors discussed under the caption “Risk Factors” in Atea’s Annual Report on Form 10-K for the year ended December 31, 2024 as such factors may be updated from time to time in its other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on

Form 8-K. Any such forward-looking statements represent management’s estimates as of the date of this Current Report on Form 8-K. While Atea may elect to update such forward-looking statements at some point in the future, except as required by law, it disclaims any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing Atea’s views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Letter Agreement, by and between Atea Pharmaceuticals, Inc., Bradley L. Radoff, JEC II Associates, LLC and certain other affiliated entities and natural persons party thereto, dated April 16, 2025.

99.1*	Press Release, dated April 17, 2025.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATEA PHARMACEUTICALS, INC.

Date: April 17, 2025	By:	/s/ Andrea Corcoran
Andrea Corcoran
Chief Financial Officer and Executive Vice President, Legal and Secretary